Exhibit10.24BQ

ONE HUNDRED TWENTIETH AMENDMENT

TO THE

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

csg SYSTEMS, INC.

AND

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

This One Hundred Twentieth Amendment (the “Amendment”) is made by and between CSG Systems, Inc. (“CSG”), and Charter Communications Holding Company, LLC, as successor in interest to Time Warner Cable Inc. (“Customer”).  CSG and Customer entered into a certain CSG Master Subscriber Management System Agreement executed March 13, 2003 (CSG document no. 1926320), and effective as of April 1, 2003, as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment.  If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control.  Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement.  Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree to the following as of the Effective Date:

1.    The parties wish to extend the Agreement through May 31, 2017, in order to finalize terms of an agreement between the parties for the provision by CSG and consumption by Customer of the Products and Services currently made available under this agreement.  Such agreement is identified as that certain “Charter Consolidated Master Subscriber Management System Agreement” to be agreed upon and executed by and between CSG and Customer (CSG document no. 4114281).  Therefore, until such time the aforementioned agreement is executed, Section 1.2 of the Agreement entitled “Term” shall be deleted in its entirety and replaced with the following:

“1.2 Term.  Unless earlier terminated pursuant to Section 6, this Agreement shall remain in effect through 11:59 p.m. Mountain Time of May 31, 2017 (“Initial Term”). Unless terminated earlier pursuant to Section 6 or pursuant to any other termination rights set forth in this Agreement or a relevant Statement of Work, the term of any specific license for the Products and the term for any specific Services to be provided shall be coterminous with this Agreement unless stated otherwise in the applicable Schedule, Addendum, prior or future amendment to this Agreement or relevant Statement of Work; subject, however, to the parties’ respective termination rights with respect thereto under this Agreement and/or any applicable Statement of Work executed pursuant to this Agreement.”

THIS AMENDMENT is executed as of the day and year last signed below (the “Effective Date").

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC (“CUSTOMER”) By: Charter Communications, Inc., its Manager	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Mike Ciszek	By: /s/ Gregory L. Cannon
Name: Mike Ciszek	Name: Gregory L. Cannon
Title: SVP	Title: SVP, Secretary & General Counsel
Date: 4/25/17	Date: 4/28/17